As filed with the Securities and Exchange Commission on April 12, 2000 Registration No. 333-
------------------------------------------------------------------------------

                      SECURITIES AND EXCHANGE COMMISSION
                            Washington, D.C. 20549
                                   FORM S-3
                            REGISTRATION STATEMENT
                                     Under
                          The Securities Act of 1933

                              ------------------

                        LAKELAND FINANCIAL CORPORATION
            (Exact name of Registrant as specified in its charter)

          Indiana                                          35-1559596
(State or other jurisdiction of                            (I.R.S. Employer
incorporation or organization)                             Identification No.)

                              ------------------

                            202 East Center Street
                                 P.O. Box 1387
                             Warsaw, Indiana 46581
                                (219) 267-6144

(Address, including zip code, and telephone number, including area code, of Registrant's principal executive offices)

                              ------------------

                              Michael L. Kubacki
                     President and Chief Executive Officer
                        Lakeland Financial Corporation
                            202 East Center Street
                                 P.O. Box 1387
                             Warsaw, Indiana 46581
                                (219) 267-6144

(Name, address, including zip code, and telephone number, including area code, of Administrator for service)

                                With copies to:
                            John E. Freecheck, Esq.
               Barack Ferrazzano Kirschbaum Perlman & Nagelberg
                       333 West Wacker Drive, Suite 2700
                            Chicago, Illinois 60606
                                (312) 984-3100

         Approximate date of commencement of proposed sale to the public: As soon as practicable after the effective date of this Registration Statement.

         If any of the securities being registered on this Form are to be offered pursuant to dividend or interest reinvestment plans, please check the following box: |X|

         If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, other than securities offered only in connection with dividend or interest reinvestment plans, check the following box: |_|

         If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. |_|

         If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. |_|

         If delivery of the prospectus is expected to be made pursuant to Rule 434, please check the following box. |_|

                        CALCULATION OF REGISTRATION FEE

                                                             Proposed Maximum          Proposed Maximum
      Title of Each Class               Amount to be          Offering Price               Aggregate                Amount of
of Securities to be Registered         Registered (1)          per Share (2)          Offering Price (2)         Registration Fee
------------------------------         --------------        ----------------         ------------------         ----------------
  Common Stock, No Par Value           500,000 Shares             $13..25                 $6,625,000                  $1,749

(1) Pursuant to Rule 416(a) under the Securities Act of 1933, as amended (the "Act"), this Registration Statement also registers such indeterminate number of additional shares as may be issuable under the Plan in connection with share splits, share dividends or similar transactions.

(2) Estimated pursuant to Rule 457(c) under the Act solely for the purpose of calculating the registration fee and based, in accordance with Rule 457(c), upon the average of the high and low prices of the shares of the Registrant's Common Stock as reported on The Nasdaq Stock Market on April 7, 2000.

                        LAKELAND FINANCIAL CORPORATION

                                500,000 Shares

                          Common Stock, No Par Value

                 DIVIDEND REINVESTMENT AND STOCK PURCHASE PLAN

         The Dividend Reinvestment and Stock Purchase Plan described herein offers the holders of common stock, no par value, of Lakeland Financial Corporation a simple and convenient method of automatically purchasing additional shares of common stock. Our shareholders who participate in the plan will have the cash dividends paid on their shares of common stock automatically reinvested in shares of common stock. Participation may be with regard to the full number of shares of common stock held. Participants may also make optional cash purchases in amounts of at least $100 per calendar quarter; provided, however, that the aggregate amount of additional cash purchases may not exceed $5,000 per calendar quarter for each participant account.

         This prospectus relates to 500,000 authorized and unissued or treasury shares of our common stock registered for sale under the plan, together with any additional shares resulting from any stock splits, dividends, recapitalizations or similar transactions. Shares of common stock acquired for the plan will generally be purchased in the open market or through privately negotiated transactions, but may also be purchased from us directly. The purchase price of shares purchased in the open market or in negotiated transactions will be the average price per share paid for all of the shares purchased for the plan with the proceeds of a single dividend and/or additional amounts received from all participants for a single additional purchase. The purchase price of shares purchased from us will be the fair market value per share, as further described herein, on the date of the purchase. shareholders who do not elect to participate in the plan will continue to receive dividends, as declared and paid, by check or advice of credit. Participants will have their dividends, as declared and paid, automatically reinvested as further described herein.

         It  is  suggested  that  this   prospectus  be  retained  for  future
reference.

      THE SHARES OF COMMON STOCK OFFERED HEREBY ARE NOT SAVINGS ACCOUNTS
        OR SAVINGS DEPOSITS AND ARE NOT INSURED BY THE FEDERAL DEPOSIT
            INSURANCE CORPORATION OR ANY OTHER GOVERNMENTAL AGENCY.



   THESE SECURITIES HAVE NOT BEEN APPROVED OR DISAPPROVED BY THE SECURITIES
      AND EXCHANGE COMMISSION OR ANY STATE SECURITIES COMMISSION NOR HAS
         THE COMMISSION OR ANY STATE SECURITIES COMMISSION PASSED UPON
            THE ACCURACY OR ADEQUACY OF THIS PROSPECTUS. ANY REPRE-
               SENTATION TO THE CONTRARY IS A CRIMINAL OFFENSE.



               The date of this Prospectus is ___________, 2000

                             AVAILABLE INFORMATION

         We are subject to the informational requirements of the Securities Exchange Act, and in accordance therewith file reports, proxy and information statements and other information with the Securities and Exchange Commission. Such reports, proxy statements and other information concerning us can be inspected and copied at the public reference facilities of the Securities and Exchange Commission at 450 Fifth Street, N.W., Room 1024, Washington, D.C. 20549, as well as the Securities and Exchange Commission's Regional Offices at 500 West Madison Street, Suite 1400, Chicago, Illinois 60661 and 75 Park Place, Room 1400, New York, New York 10007. Copies of such material can be obtained at prescribed rates from the Public Reference Section of the Securities and Exchange Commission at 450 Fifth Street, N.W., Washington, D.C. 20549. Such reports, proxy statements and other information may be obtained, upon written or oral request to us. Please direct all requests for such documents to Lakeland Financial Corporation, Attn: Treasurer, P.O. Box 1387, Warsaw, Indiana 46581, (219) 267-6144.

         We have filed with the Securities and Exchange Commission a registration under the Securities Act of 1933 with respect to the common stock being offered pursuant to this registration statement on form S-3 to this prospectus. This prospectus does not contain all the information set forth in the registration statement, certain parts of which are omitted in accordance with the rules and regulations of the Securities and Exchange Commission. For further information with respect to us and the common stock offered hereby, reference is made to the registration statement, including the exhibits thereto and documents incorporated by reference. Statements contained in this Prospectus concerning the provisions of such documents are necessarily summaries of such documents and each such statement is qualified in its entirety by reference to the copy of the applicable document filed with the Securities and Exchange Commission.

                INCORPORATION OF CERTAIN DOCUMENTS BY REFERENCE

         The following documents previously or concurrently filed by us with the Securities and Exchange Commission are hereby incorporated by reference into this registration statement:

(a)      Our Annual Report on Form 10-K for the year ended December 31, 1999;

(b) All other reports filed pursuant to Section 13(a) or 15(d) of the Securities Exchange Act, since the end of the last fiscal year; and

(c)      The description of our common stock, no par value, contained in  our
         Registration   Statement  on  Form  S-14  and  all amendments or
         reports filed for the purpose of updating such description.

         All documents filed by us after the date of this prospectus pursuant to Sections 13(a), 13(c), 14 or 15(d) of the Securities Exchange Act, and prior to the termination of this offering, shall be deemed to be incorporated herein by reference and to be a part hereof from the date of such documents. Any statement contained in a document incorporated or deemed to be incorporated by reference herein shall be deemed to be modified or superseded for purposes of this prospectus to the extent that a statement contained herein or in any other subsequently filed document which also is or is deemed to be incorporated by reference herein modifies or supersedes such statement. Any such statements as modified or superseded shall be deemed, except as so modified or superseded, to constitute a part of this prospectus.

                                  THE COMPANY

         Lakeland Financial Corporation is a one-bank holding company that operates through Lake City Bank, with its headquarters in Warsaw, Indiana. Lake City Bank is a community bank, with 44 branches in 15 counties in north central Indiana, primarily in non-metropolitan areas. Lake City Bank's goal is to have the look and feel of a local community bank, but have the technical sophistication to develop and maintain commercial customers whose needs we can accommodate.

         Our principal executive office is located at 202 East Center Street, Warsaw, Indiana 46580 and its telephone number is (219) 267-6144.

               THE DIVIDEND REINVESTMENT AND STOCK PURCHASE PLAN

         The following question and answer format constitutes the Dividend Reinvestment and Stock Purchase Plan. The plan is supplemented by the Shareholder Investment Services Agreement which will exist between the shareholders participating in the plan and Lake City Bank, Trust and Investments Division, Warsaw, Indiana, which will administer the plan.

1.       What is the purpose of the plan?

         The purpose of the plan is to provide participating shareholders with a simple and convenient method of investing cash dividends paid by us on our shares of common stock into additional shares of common stock. Lake City Bank will generally purchase shares of common stock in the open market or in negotiated transactions, but Lake City Bank may also purchase authorized but unissued or treasury shares of common stock directly from us. We will not receive any funds from the purchases of shares of common stock made by the plan in the open market or through privately negotiated transactions. If authorized but unissued shares or treasury shares of common stock are purchased from us for use in the plan, we will apply the proceeds to general corporate purposes.

2.       Who is eligible to participate?

         All holders of record of our common stock are eligible to participate in the plan. Shareholders whose shares are registered in names other than their own (for instance, in the name of a broker or bank nominee) must either become holders of record by having their shares transferred into their own names, or must instruct their broker or nominee to act for them with respect to becoming a participant and for any elections to be made under the plan. Shareholders with questions regarding their eligibility to participate in the plan should contact Lake City Bank at the address provided in Question 4.

3.       What are the advantages of the plan?

         Participants in the plan will gain the following advantages:

         - the ability to purchase additional shares of common stock automatically with no additional action required;

         - reinvestment of dividends through the purchase of shares of common stock without the payment of any brokerage commissions;

         - full investment use of funds because the plan is able to credit accounts with fractional shares; and

         - the avoidance of cumbersome safekeeping and record-keeping costs due to the custodial service and reporting which are provided as part of the plan.

4.       Who administers the plan for participants?

         Lake City Bank, Trust and Investments Division, Warsaw, Indiana, administers the plan, serves as administrator for participants, keeps records, sends statements of account to participants and performs other duties related to the plan. Shares of common stock purchased under the plan will be registered in the name of Lake City Bank (or its nominee) and credited to the account of individual participants. All communications to Lake City Bank regarding the plan should be addressed to: Lake City Bank, Trust and Investments Division, P.O. Box 1387, Warsaw, Indiana 46581-1387, (219) 267-6144.

5.       How does a shareholder participate?

         A shareholder may join the plan at any time by completing and signing the Shareholder Authorization Card and returning it to Lake City Bank. Such authorization will be effective as of the first dividend payment date after receipt by Lake City Bank of the Authorization Card, provided that it is received on or before the record date for that dividend. All authorizations currently on file are deemed to remain in effect until terminated by the respective shareholders. Additional Shareholder Authorization Cards and pre-addressed, postage-paid return envelopes may be obtained by writing to Lake City Bank.

6.       What are the features under the plan?

         Participants must elect to reinvest dividends on all certificated shares of common stock then or subsequently held, and reinvest dividends paid on all shares of common stock held or subsequently held by the plan.

         Under this option, Lake City Bank will automatically reinvest all dividends paid on shares of common stock held by the plan until participation with respect to these shares is terminated. For information regarding the termination of participation, see Question
         21. The Shareholder Authorization Card allows shareholders to indicate how they wish to participate in the plan by checking the appropriate box.

         Participants may also contribute cash to the plan in amounts not less than $100 and not more than $5,000 per quarter to be used by Lake City Bank to purchase additional shares of common stock for the participant's account (see Questions 24-27), and may send to Lake City Bank for safekeeping any certificated shares of common stock which they currently hold or subsequently acquire provided the shares sent to Lake City Bank for safekeeping are participating in the plan, i.e., the respective shareholder has elected to have the dividends on such shares reinvested through the plan (see Question 16).

7.       When may a shareholder join the plan?

         A shareholder may join the plan at any time. If Lake City Bank receives a participant's Shareholder Authorization Card on or before the record date established for a particular dividend, reinvestment will commence with that dividend. We currently pay dividends on the 25th day of January, April, July and October (or, if not a business day, the immediately following business date). If the Shareholder Authorization Card is received after the record date established for a particular dividend, then the reinvestment of dividends will not begin until the next dividend payment date. Cash contributions made to Lake City Bank prior to the last business day of the month preceding the dividend payment date will be applied to the acquisition of common stock on the dividend payment date or within thirty (30) days thereafter. A participant may withdraw the entire optional cash investment if Lake City Bank receives written request for a refund more than two (2) weeks before the funds are to be invested.

8.       How does the reinvestment of dividends work?

         The plan works automatically. Instead of sending dividend payments on participating shares to participants, we forward these payments to Lake City Bank. Lake City Bank will automatically reinvest such funds, reduced by any required withholding for federal income tax purposes (see Question 20), in additional shares of common stock.

9. When and at what price will shares of common stock be purchased under the plan?

         Lake City Bank will use dividend proceeds and any amounts received from participants for additional cash purchases to purchase common stock as soon as practicable (typically within five business days), but in no event later than 30 days after the payment date of the dividend or receipt of the additional funds, except where necessary to comply with federal securities laws. Lake City Bank will generally purchase shares of common stock in the open market, as such market exists, at the then prevailing market price. If shares are purchased in the open market, it is unlikely that all of the shares purchased for participants on any given purchase date will be purchased at the same price. The price at which Lake City Bank will be deemed to have acquired shares for each participant's account will be the average price of all shares purchased by it, as shareholder for all participants in the plan, with the proceeds of a single cash dividend or with additional amounts received from participants on such date. Lake City Bank may also purchase shares directly from us, in which case the purchase price of such shares will be the lower of (i) the last closing price of the shares on the dividend payment date or (ii) the average of the closing prices of the common stock, as quoted on The Nasdaq Stock Market, for the five trading days immediately prior to the date of the purchase. In making purchases for each participant's account, Lake City Bank may commingle such participant's funds with those of other participants.

10.      How many shares of common stock will be purchased for participants?

         The number of shares to be purchased depends upon the amount of shares the participant has participating in the plan, the amount of dividends paid on those shares, as reduced by any withholding for federal income tax purposes (see Question 20), any additional amounts sent to Lake City Bank for additional purchases and the purchase price of the common stock. Each participant's account will be credited with the number of shares, including fractions computed to six decimal places, purchased under the plan.

11. Are there any expenses to participants in connection with purchases under the plan?

         With the exception of sales transactions, special statement reporting, and fees for re-registering or transferring shares, all brokerage commission, service charges, and other costs associated with the administration of the plan will be paid by us. We will pass through any commissions and services charges on the sale of shares. Lake City Bank will assess normal processing fees for special statements or for transferring or re-registering shares.

12.      What kind of reports will be sent to participants?

         Following each purchase of shares for a participant's account, Lake City Bank will mail to the participant a statement of account showing the amount invested, purchase price, number of shares purchased, service charges (which will generally be zero) and other similar information for the year-to-date. These statements will be a complete record of each participant's purchases and should be retained for income tax and other purposes. In addition, each participant will receive copies of all communications sent to record holders of common stock, including our Annual Report to Shareholders, a notice of the annual meeting, proxy statements and Internal Revenue Service ("IRS") information for reporting dividend income received.

13. Will dividends paid on the shares of common stock held in participants' accounts under the plan be automatically reinvested?

         As the record holder for any shares of common stock held in participants' accounts under the plan, Lake City Bank will receive dividends paid on all such shares held by the plan on the dividend record date, will credit such dividends to individual participants' accounts on the basis of full and fractional shares held and will automatically reinvest such dividends, reduced by any withholding for federal income tax purposes (see Question 20), in additional shares of common stock.

14.      May a participant change options under the plan?

         A participant may elect at any time to change his or her level of participation by requesting and executing a new Shareholder Authorization Card and returning it to Lake City Bank. Shareholder Authorization Cards may be obtained by contacting Lake City Bank. Changes in the level of participation will be effective in the same manner as the initial authorization for participation.

15. Will certificates be issued for shares of common stock purchased under the plan?

         Shares purchased by Lake City Bank for a participant's account will be registered in the name of Lake City Bank or its nominee and will be held by Lake City Bank for safekeeping. This feature protects against loss, theft or destruction of stock certificates. The number of shares credited to the account of a participant under the plan will be shown on the statement of account sent to each participant. If a participant is reinvesting cash dividends with respect to his or her certificated shares, no certificates will be issued for the shares purchased with the dividends paid on such certificated shares unless certificates are expressly requested. Certificates representing fractional shares will not be issued under any circumstances.

16.      How does the share "safekeeping" service work?

         In addition to retaining the shares purchased under the plan, Lake City Bank provides a "safekeeping" service under which any certificated shares of common stock sent by a participant to Lake City Bank for safekeeping are held for the participant in a custodial account until certificates are requested. This safekeeping service is available for certificated shares of common stock that a shareholder currently owns and for any certificated shares of common stock which a shareholder subsequently acquires. Shareholders must be participants to use the safekeeping service.

         If a shareholder would like Lake City Bank to hold shares which he or she currently holds or subsequently acquires, the shareholder should send the certificates to Lake City Bank at the address provided in Question 4. There is no charge for the safekeeping service. Shareholders may at any time request that certificates be issued for all or a portion of their shares held for safekeeping by contacting Lake City Bank in writing. Certificates for fractional shares will not be issued. There is no charge for issuing certificates for shares held for safekeeping.

17. May a participant receive certificated shares purchased under the plan?

         A participant may at any time withdraw all or a portion of the shares credited to his or her account under the plan and receive certificates representing such shares by notifying Lake City Bank in writing that he or she wishes to withdraw shares and specifying the number of whole shares to be received. This notice should be mailed to Lake City Bank at the address provided in Question 4. Certificates for whole shares of common stock which are withdrawn will be registered in the name of and issued to the participant. In no case will certificates representing fractional shares be issued.

         All future dividends paid on withdrawn shares and on shares remaining in the participant's account will continue to be reinvested until five days after Lake City Bank receives written notice of termination (see Question 21).

18. What happens to any fractional share when a participant requests certificated shares from the plan?

         If a participant's account from which the complete withdrawal of shares is requested contains a fractional share, a cash payment equal to the current market price of the common stock, as determined by Lake City Bank, multiplied by such fraction, together with certificates for the whole shares, will be mailed directly to the participant.

19. What happens to a participant's plan account if all certificated shares of common stock in the participant's own name are transferred or sold?

         If a participant disposes of all shares of common stock for which he or she hold certificates or which are held by a broker on their behalf (i.e., shares which are not held by the plan), dividends on all shares of common stock held by Lake City Bank in the participant's account, including dividends paid on shares held by Lake City Bank for safekeeping, will continue to be reinvested until Lake City Bank is notified that the participant wishes to completely or partially terminate his or her participation in the plan.

20. What are the federal income tax consequences of participation in the plan?

         The   following   general   information   is   provided   solely  for
         informational purposes. The information provided in this section or elsewhere in this document should not be construed as tax advice.

         Under IRS rulings in connection with similar plans, a participant will be treated for federal income tax purposes as having received a dividend on the dividend payment date equal to the fair market value on the dividend payment date of the shares purchased with reinvested dividends. The amount of dividends reinvested will be eligible, in the case of corporate shareholders, for any dividends received deduction available under the Internal Revenue Code of 1986, as amended (the "Code").

         If the participant is not subject to the "backup" withholding of federal income tax, the full amount of dividends received will be used to purchase shares under the plan; however, if the participant is subject to "backup" withholding, the amount of federal income tax withheld will reduce the amount available to purchase shares. Generally, a participant is subject to "backup" withholding if: (i) the participant fails to certify to us his or her social security number and that he or she is not subject to "backup" withholding;
         (ii) the IRS notifies us that an incorrect  number was furnished;  or
         (iii) the participant is notified that he or she is subject to "backup" withholding under ss.3406(a)(1)(C) of the Code. Each participant will be required to furnish a Form W-9 to Lake City Bank which contains the required certifications to have dividends on shares enrolled in the plan reinvested without withholding.

         In the case of foreign shareholders, taxable income under the plan is subject to federal income tax withholding, and Lake City Bank will make reinvestments net of the amount of tax required to be withheld. Regular statements of account confirming purchases made for foreign participants will indicate the amounts of tax withheld.

         The tax basis of any shares acquired through the plan will be the fair market value of such shares on the purchase date plus any commissions or fees paid in connection with the acquisition of the shares. The holding period for shares acquired through the plan will begin on the day after the purchase date.

         A participant will not realize any taxable income upon receipt of certificates for whole shares credited to the participant's account under the plan, either upon a request for withdrawal of such shares or upon the termination of participation in the plan; however, upon withdrawal from the plan, a participant who receives a cash payment for a fractional share held in the participant's account will, if the shares are held as a capital asset, realize a capital gain or loss, measured by the difference between the amount of cash received by the participant and the participant's basis in the fractional share (which will generally be equal to the price at which such fraction was credited to the participant's account).

         For further information as to the tax consequences of participation in the plan and sale of shares received under the plan, participants should consult their own tax advisors.

21.      How does a participant terminate participation in the plan?

         Participants may completely or partially discontinue the reinvestment of their dividends under the plan at any time by notifying Lake City Bank in writing to that effect. Notice of complete termination of participation in the plan should be sent to Lake City Bank at the address provided in Question 4. To prevent the reinvestment of dividends in accordance with the plan, notice of termination must be received at least five days prior to the dividend record date for the next dividend to be paid. Participants may decrease (or increase) their level of participation in the plan by returning to Lake City Bank a properly completed Shareholder Authorization Card on or before the record date for which the change is to be effective.

22.      What happens if we issue a stock dividend or declare a stock split?

         Any stock dividend or shares resulting from stock splits with respect to shares held in a participant's account will be credited to the participant's account, and all dividends paid on such shares will be reinvested until the participant terminates his or her participation in the plan with respect to such shares (see Question 21).

23. How will a participant's plan shares be voted at each meeting of shareholders?

         Each participant will be sent proxy forms representing both the shares registered in his or her own name and the shares held in his or her plan account. When signed and returned, such proxies will be voted as directed. If the participant does not have shares registered in his or her own name, the participant will be sent a proxy form on which to indicate how the shares held in his or her plan account are to be voted. If the proxy card or instruction form is not returned, or if it is returned unsigned by the participant, none of the participant's shares to which the proxy pertains will be voted.

24.      How does the optional cash purchase feature of the plan work?

         Each participant may purchase additional shares of common stock in addition to those shares purchased through the reinvestment of dividends by making optional cash payments to Lake City Bank (as provided in Question 25). No optional cash payment may be in an amount less than $100 or more than $5,000 per participant account per quarter. Lake City Bank will generally purchase common stock with any optional cash payment received from a participant within five days of receipt of such amount, but reserves the right to hold such amounts for up to 30 days if market conditions or administrative factors make earlier investment impracticable. No interest will be paid by us or Lake City Bank on optional cash payments held pending investment. We reserve the right to deem any two or more plan accounts to be "affiliated accounts," in its sole discretion and without prior notice, and to further limit the aggregate quarterly amount of optional cash purchases which may be made by any such affiliated accounts.

25.      How are optional cash payments made?

         An initial optional cash payment may be made by a participant when joining the plan by enclosing a check or money order, payable to "Lake City Bank" with the Shareholder Authorization Card. Thereafter, optional cash payments may be made to Lake City Bank by the last business day of the month preceding the dividend payment date. Dividends are currently paid on the 25th day of January, April, July, and October. If the 25th day of such month does not occur on a business day, the dividends are currently paid on the immediately following business date. The participant should send a check in an amount of not less than $100 or more than $5,000 to Lake City Bank with a completed cash payment form, which form will be attached to each statement of account sent to participants.

26.      Is there an obligation to make optional cash payments?

         There is no obligation to make an optional cash payment in any quarter, and the same amount of optional cash payment need not be made each quarter. However, no optional cash payment will be accepted in an amount less than $100 or more than $5,000 for each unaffiliated plan account.

27.      May optional cash payments be returned to a participant?

         Optional cash payments will be returned by Lake City Bank, without interest, upon written request only if it is practicable to do so prior to the purchase of shares with such amounts. Optional cash payments are generally invested into shares of common stock within five business days of receipt by Lake City Bank. Additionally, Lake City Bank will return, without interest, any optional cash payments sent to Lake City Bank if Lake City Bank determines that the purchase of shares with such amounts is impracticable or if we have advised Lake City Bank that the amounts will be used by an affiliated account (see Question 24) for impermissible purchases.

28.      Can participants sell shares through Lake City Bank?

         A participant may sell any or all shares held in the plan or held by Lake City Bank for safekeeping by notifying Lake City Bank in writing. Shares enrolled in the plan but held by the participant in certificated form may also be sold through Lake City Bank after depositing these shares with Lake City Bank. Any brokerage commission or service charge (see Question 11), any amount required to be withheld for income tax purposes and any applicable transfer taxes incurred in connection with the sale of shares by Lake City Bank will be deducted from the proceeds of such sale. Sales will generally be made within five business days following receipt of the written request to sell, but Lake City Bank reserves the right to delay such sales for up to 30 days if market conditions or administrative factors make an earlier sale impracticable. Proceeds will be sent to the respective participant as soon as is practicable following the sale of the shares.

29. Are there any restrictions on the transferability of common stock purchased under the plan?

         In general, no resale restrictions should apply to the resale or other transfer of shares of common stock purchased under the plan. The shares of common stock to be purchased by Lake City Bank for participants generally will have been registered by us pursuant to the federal securities laws, although Lake City Bank may purchase shares in the open market or in private transactions which have not been so registered. In either case, certain resale restrictions may apply if a participant is an affiliate of Lakeland Financial or Lake City Bank.

30.      Who interprets the plan?

         Any questions of interpretation arising under the plan will be determined by our board of directors, or by an authorized officer with respect to any determinations regarding affiliated accounts (see Question 24), and any such determinations will be final.

31.      May the plan be changed or discontinued?

         While we hope to continue a Dividend Reinvestment and Stock Purchase Plan indefinitely, we may modify, amend, suspend, or terminate the plan, or any shareholder's interest therein, at any time, including the period between a dividend record date and the related dividend payment date, upon the giving of ninety (90) days prior written notice to each affected participant and, in the case of the modification, amendment, suspension, or termination of the plan, thirty (30) days prior written notice to each non-participating
         shareholder.   If  the  plan  is  amended  or  restated,   a  current
         participant will automatically be enrolled unless the participant gives written notice to the contrary. We also reserve the right to terminate any shareholder's participation in the plan at any time.

32.      What is the responsibility of the plan administrator?

         In administering the plan, neither Lakeland Financial nor Lake City Bank will be liable for any act done in good faith or for any good faith omission to act including, without limitation, any claim or liability arising from: (i) the prices at which shares are purchased for a participant's account; (ii) the time when purchases are made;
         (iii) any fluctuations in the market value of the common stock; (iv) the failure to terminate a deceased participant's account prior to receipt by Lake City Bank of written notice of such death; or (v) the failure to make optional cash purchases for any account deemed to be an affiliated account (see Question 24). Neither Lakeland Financial, Lake City Bank nor our respective administrators can provide any assurance of a profit or protection against a loss with respect to any shares purchased or held for safekeeping under the plan.

                                USE OF PROCEEDS

         We will not receive any proceeds from the plan on purchases made on the open market or in privately negotiated transactions. Net proceeds to us from the sale of treasury or authorized but unissued shares of common stock to the plan will be used for general corporate purposes, including investments in or advances to its subsidiaries.

                            DETERMINATION OF PRICE

         The purchase price of shares of common stock purchased in the open market or in negotiated transactions will be the average price per share paid for all of the shares purchased by Lake City Bank for the plan for the payment of a single dividend and/or the investment of additional amounts sent to Lake City Bank by participants. As provided in the plan, the purchase price of shares purchased under the plan from us will be the lower of (i) the last closing price of the shares on the dividend payment date or (ii) the average of the closing price of the common stock, as quoted on The Nasdaq Stock Market, for the five trading days immediately prior to the date of the purchase.

                                 LEGAL OPINION

         Certain legal matters in connection with the issuance of the common stock offered through this prospectus are being passed upon for us by Barack Ferrazzano Kirschbaum Perlman & Nagelberg, Chicago, Illinois.

                                    EXPERTS

         Our consolidated financial statements as of December 31, 1999 and 1998, and for each of the years in the three-year period ended December 31, 1999, have been incorporated by reference herein and in the registration statement in reliance upon the report of Crowe, Chizek and Company LLP, independent certified public accountants, incorporated by reference herein, and upon the authority of said firm as experts in accounting and auditing.

                                                                     EXHIBIT A

------------------------------------------------------------------------------
Shareholder Investment Services Agreement

         1. As agent for the shareholder (the "Participant") of Lakeland Financial Corporation (the "Company"), Lake City Bank (the "Agent"), after deducting the commissions and service charges specified below, will apply all cash dividends paid on the shares of the Company's common stock held by the Participant or by the Agent for safekeeping and on any full shares or fractional interest in one share (to six decimal places) acquired by the Participant through the Dividend Reinvestment and Stock Purchase Plan (the
"Plan") or otherwise, and will apply all cash payments of $100 to $5,000 received in any one calendar quarter from the Participant for such purpose to the purchase of full and fractional shares of the Company's common stock for the Participant's account (the "Account").

         Such purchases may be made directly from the Company, on any securities exchange where such shares are traded, in the over-the-counter market or in negotiated transactions, and may be on such terms as to price, delivery and otherwise as the Agent, in its sole discretion, may determine. In making purchases for the Participant's Account, the Agent may commingle the Participant's dividends and cash payments with those of other participants in the Plan ("Participants"). In the case of each purchase, the price at which the Agent shall be deemed to have acquired shares for the Participant's Account shall be the average price of all shares purchased by it for Participants with their aggregate funds used for such purchase. The Agent may hold the shares of all Participants together in its name or in the name of its nominee. The Agent shall have no responsibility as to the market value of the Company's common stock acquired for the Participant's Account. Dividends will be invested by the Agent promptly after receipt, and in no event will dividends or cash payments be invested by the Agent later than 30 days after receipt except where necessary to comply with Rule 10b-18 under the Securities Exchange Act of 1934, as amended, or other applicable provisions of the federal securities laws. It is understood that, in any event, the Agent shall have no liability in connection with such inability to purchase shares or the timing of any purchases. Funds held by the Agent for the Participant will not bear interest. The Participant may withdraw his or her entire cash payment by written notice received by the Agent not less than five days before such payment is to be invested.

         2. Following each purchase, the Agent will send to the Participant if his or her funds have been applied to such purchase an advice of transactions in the Account since the last prior purchase for the Account, including a statement showing the current shares in the Account.

        3. No certificate will be issued to the Participant for shares in his or her Account unless the Participant so requests of the Agent in writing, or the Account is terminated. Upon written request, the Agent will send the Participant certificates for any full shares credited to the Account. No certificate for a fractional share will be issued. Under the Plan, dividends on a fractional interest in a share will be credited to the Participant's Account.

         4. Any brokerage commissions incurred by the Agent for selling shares for a Participants Account will be passed through to the Participant. Any brokerage commission will be deducted from the proceeds of the sale to be sent to the Participant. The Agent may also charge for additional services performed at the request of the Participant and not provided for herein.

         5. It is understood that the reinvestment of the Participant's dividends will not relieve the Participant of any taxes which may be payable on such dividends. The Agent will report annually to the Participant the amount of dividends credited to the Account during the year.

         6. The Agent will send to the Participant a form of proxy representing all shares of the Company's common stock held by the Participant in his or her Account. If the Participant does not direct the Agent as to how he or she wishes shares voted, the Agent will not vote such shares.

         7. The Participant may terminate his or her Account at any time by giving written notice of termination to the Agent, but any such notice must be received by the Agent five days or more before a dividend record date to be effective. If a termination notice is received by the Agent less than five days before the dividend record date, shares will be purchased with the dividends paid for such record date and the shares will be credited to the Participant's Account. Upon termination, the Participant will receive a certificate for all full shares in his or her Account unless cash is elected. If cash is elected, upon written request from the Participant, the Agent will sell such shares and send the net proceeds to the Participant after any service charges or brokerage commissions incurred by the Agent have been deducted. The Agent may terminate the Participant's Account at any time in its discretion. In any case, the Participant will receive cash in lieu of any fractional interest in a share at the then current market value of the Company's common stock. If the Participant disposes of all shares registered in his or her name on the books of the Company, the Agent will continue to invest the dividends on the shares in the Account until otherwise notified in writing by the Participant.

         8. Any stock dividend or stock split declared by the Company on shares held by the Agent for the Participant will be credited to the Participant's Account without charge. If the Company makes available to its stockholders warrants or other rights to subscribe to additional shares, debentures or other securities, such rights accruing on shares held by the Agent for the Participant will be sold, if practicable, and the Agent will promptly apply the resultant funds to the purchase of additional shares of the Company's common stock for the Participant's Account. Such purchases will be reflected on the statement mailed to the Participant following the next investment of cash dividends and/or voluntary cash contributions for the Participant's Account. If the Participant wishes to exercise such rights, the Participant must, by written request received by the Agent prior to the record date for such rights, withdraw full shares from his or her Account by requesting that the Agent issue a certificate for these shares.

         9. Neither the Agent nor its nominee or nominees shall have any responsibility beyond the exercise of ordinary care for any action taken or omitted pursuant to this Agreement nor shall they have any duties, responsibilities or liabilities except such as are expressly set forth herein. None of the foregoing shall be liable hereunder for any act done in good faith or for any good faith omission to act, including, without limitation, failure to terminate the Participant's Account prior to receipt of written notice of his or her death or with respect to the timing or the price of any purchase.

         10. The Participant shall have no right to draw checks or drafts against his or her Account or to give instructions to the Agent in respect to any shares or cash held therein except as expressly provided herein.

         11. Notices to the Participant may be given by letter addressed to the Participant at the last address of record with the Agent.

         12. This Agreement may be amended or supplemented by the Agent at any time or times by mailing appropriate notice at least 30 days prior to the effective date thereof to the Participant at the last address of record. The amendment or supplement shall conclusively be deemed to be accepted by the Participant unless prior to the effective date thereof the Agent receives written notice of the termination of the Account. Any such amendment may include the appointment by the Agent in its place and stead of a successor agent under this Agreement. The Company is authorized to pay to such successor agent for the Account of the Participant all dividends payable on shares of the Company's common stock in the Account, the same to be applied by such successor agent as provided in this Agreement.

         13. This Agreement and the Authorization Card signed by the Participant (which is deemed a part of this Agreement) and the Participant's Account shall be governed by and construed in accordance with the laws of the State of Indiana and the Rules of the Securities and Exchange Commission. This Agreement cannot be changed orally.

         No person has been authorized to give any information or to make any representation not contained in this Prospectus in connection with the offer contained herein and, if given or made, such information or representation must not be relied upon as having been authorized by us. Neither the delivery of this Prospectus nor any sale hereunder shall under any circumstances create any implication that there has been no change in our affairs since the date as of which information is set forth herein. This Prospectus does not constitute an offer to sell or a solicitation of an offer to buy any of the securities offered hereby in any jurisdiction where, or to any person to whom, it is unlawful to make such offer or solicitation.

                     TABLE OF CONTENTS
                                                      Page
                                                      ----

Available Information....................................2
Incorporation of Certain Documents
   by Reference..........................................2
The Company..............................................3
The Dividend Reinvestment and
   Stock Purchase Plan...................................3
Use of Proceeds.........................................11
Determination of Price..................................11
Legal Opinion...........................................11
Experts.................................................11
Shareholder Investment Services
   Agreement...........................................A-1



                      500,000 Shares

                    LAKELAND FINANCIAL
                        CORPORATION

                       Common Stock

                        Prospectus

                 DIVIDEND REINVESTMENT AND
                    STOCK PURCHASE PLAN




                     __________, 2000

PART II

INFORMATION NOT REQUIRED IN PROSPECTUS

Item 14. Other Expenses of Issuance and Distribution

         The following table sets forth the various expenses in connection with the sale and distribution of the common stock being registered. All amounts shown are estimates, except the Securities and Exchange Commission's registration fee.

Securities and Exchange Commission registration fee..................$   1,749
Printing and mailing expenses.........................................   2,500
Fees and expenses of Company counsel..................................  10,000
Accounting and related expenses.......................................   1,000
Blue sky fees and expenses............................................   3,000
Miscellaneous.........................................................     751

Total fees and expenses                                                $19,000


Item 15. Indemnification of Directors and Officers

         In accordance with the Indiana Business Corporation Law (Indiana Code
23-1-37-1  et  seq.),   Section  9  of  the  Company's  Restated  Articles  of
Incorporation provides as follows:

         SECTION 9. INDEMNIFICATION OF DIRECTORS, OFFICERS AND EMPLOYEES. Every person who is or was a director, officer or employee of this Corporation or of any other corporation for which he is or was serving in any capacity at the request of this Corporation shall be indemnified by this Corporation against any and all liability and expense that may be incurred by him in connection with or resulting from or arising out of any claim, action, suit or proceeding, provided that such person is wholly successful with respect thereto or acted in good faith in what he reasonably believed to be in or not opposed to the best interests of this Corporation or such other corporation, as the case may be, and, in addition, in any criminal action or proceeding in which he had no reasonable cause to believe that his conduct was unlawful. As used herein, "claim, action, suit or proceeding" shall include any claim, action, suit or proceeding (whether brought by or in the right of this Corporation or such other corporation or otherwise), civil, criminal, administrative or investigative, whether actual or threatened or in connection with an appeal relating thereto, in which a director, officer or employee of this Corporation may become involved, as a party or otherwise, (i) by reason of his being or having been a director, officer or employee of this Corporation or such other corporation or arising out of his status as such or
(ii) by reason of any past or future action taken or not taken by him in any such capacity, whether or not he continues to be such at the time such liability or expense is incurred.

         The terms "liability" and "expense" shall include, but shall not be limited to, attorneys' fees and disbursements, amounts of judgments, fines or penalties, and amounts paid in settlement by or on behalf of a director, officer or employee, but shall not in any event include any liability or expenses on account of profits realized by him in the purchase or sale of securities of the Corporation in violation of the law. The termination of any claim, action, suit or proceeding, by judgment, settlement (whether with or without court approval) or conviction or upon a plea of guilty or of nolo contendere, or its equivalent, shall not create a presumption that a director, officer or employee did not meet the standards of conduct as forth in this paragraph.

         Any such director, officer or employee who has been wholly successful with respect to any such claim, action, suit or proceeding shall be entitled to indemnification as a matter of right. Except as provided in the preceding sentence, any indemnification hereunder shall be made only if (i) the Board of Directors acting by a quorum consisting of Directors who are not parties to or who have been wholly successful with respect to such claim, action, suit or proceeding shall find that the director, officer or employee has met the standards of conduct set forth in the preceding paragraph; or (ii) independent legal counsel shall deliver to the Corporation their written opinion that such director, officer or employee has met such standards of conduct.

         If several claims, issues or matters of action are involved, any such person may be entitled to indemnification as to some matters even though he is not entitled as to other matters.

         The Corporation may advance expenses to or, where appropriate, may at its expense undertake the defense of any such director, officer or employee upon receipt of an undertaking, in form and substance satisfactory to the Board of Directors, by or on behalf of such person to repay such expenses if it should ultimately be determined that he is not entitled to indemnification hereunder.

         The provisions of this Section shall be applicable to claims, actions, suits or proceedings made or commenced after the adoption hereof, whether arising from acts or omissions to act during, before or after the adoption hereof.

         The rights of indemnification provided hereunder shall be in addition to any rights to which any person concerned may otherwise be entitled by contract or as a matter of law and shall inure to the benefit of the heirs, executors and administrators of any such person.

         The Corporation may purchase and maintain insurance on behalf of any person who is or was a director, officer, employee or Administrator of the Corporation or is or was serving at the request of the Corporation as a director, officer, employee or Administrator of another corporation against any liability asserted against him and incurred by him in any capacity or arising out of his status as such, whether or not the Corporation would have the power to indemnify him against such liability under the provisions of this Section or otherwise.

         Further, Article VII of the Company's Restated Bylaws states the following:

         INDEMNIFICATION OF DIRECTORS, OFFICERS AND EMPLOYEES. Every person who is or was a director, officer or employee of this Corporation or of any other corporation for which he is or was serving in any capacity at the request of this Corporation shall be indemnified by this Corporation against any and all liability and expense that may be incurred by him in connection with or resulting from or arising out of any claim, action, suit or proceeding, provided that such person is wholly successful with respect thereto or acted in good faith in what he reasonably believed to be in or not opposed to the best interests of this Corporation or such other corporation, as the case may be, and, in addition, in any criminal action or proceeding in which he had no reasonable cause to believe that his conduct was unlawful. As used herein, "claim, action, suit or proceeding" shall include any claim, action, suit or proceeding (whether brought by or in the right of this

Corporation or such other corporation or otherwise), civil, criminal, administrative or investigative, whether actual or threatened or in connection with an appeal relating thereto, in which a director, officer or employee of this Corporation may become involved, as a party or otherwise, (i) by reason of his being or having been a director, officer or employee of this Corporation or such other corporation or arising out of his status as such or
(ii) by reason of any past or future action taken or not taken by him in any such capacity, whether or not he continues to be such at the time such liability or expense is incurred.

         The terms "liability" and "expense" shall include, but shall not be limited to, attorneys' fees and disbursements, amounts of judgments, fines or penalties, and amounts paid in settlement by or on behalf of a director, officer or employee, but shall not in any event include any liability or expenses on account of profits realized by him in the purchase or sale of securities of the Corporation in violation of the law. The termination of any claim, action, suit or proceeding, by judgment, settlement (whether with or without court approval) or conviction or upon a plea of guilty or of nolo contendere, or its equivalent, shall not create a presumption that a director, officer or employee did not meet the standards of conduct set forth in this paragraph.

         Any such director, officer or employee who has been wholly successful with respect to any such claim, action, suit or proceeding shall be entitled to indemnification as a matter of right. Except as provided in the preceding sentence, any indemnification hereunder shall be made only if (i) the Board of Directors acting by a quorum consisting of Directors who are not parties to or who have been wholly successful with respect to such claim, action, suit or proceeding shall find that the director, officer or employee has met the standards of conduct set forth in the preceding paragraph; or (ii) independent legal counsel shall deliver to the Corporation their written opinion that such director, officer or employee has met such standards of conduct.

         If several claims, issues or matters of action are involved, any such person may be entitled to indemnification as to some matters even though he is not entitled as to other matters.

         The Corporation may advance expenses to or, where appropriate, may at its expense undertake the defense of any such director, officer or employee upon receipt of an undertaking by or on behalf of such person to repay such expenses if it should ultimately be determined that he is not entitled to indemnification hereunder.

         The provisions of this Section shall be applicable to claims, actions, suits or proceedings made or commenced after the adoption hereof, whether arising from acts or omissions to act during, before or after the adoption hereof.

         The rights of indemnification provided hereunder shall be in addition to any rights to which any person concerned may otherwise be entitled by contract or as a matter of law and shall inure to the benefit of the heirs, executors and administrators of any such person.

         The Corporation may purchase and maintain insurance on behalf of any person who is or was a director, officer, employee or Administrator of the Corporation as a director, officer, employee or Administrator of another corporation against any liability asserted against him and incurred by him in any capacity or arising out of his status as such, whether or not the Corporation would have the power to indemnify him against such liability under the provisions of this Section or otherwise.

         Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers or persons controlling the Company pursuant to the foregoing provisions, the Company has been informed that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Securities Act and is therefore unenforceable.

Item 16.  Exhibits

Exhibit No.                         Description
-----------                         -----------

     4.1 Amended and Restated Articles of Incorporation of Lakeland Financial Corporation

     4.2          Bylaws of Lakeland Financial Corporation

     4.3          Specimen Stock Certificate of Lakeland Financial Corporation

     5.1 Opinion of Barack Ferrazzano Kirschbaum Perlman & Nagelberg regarding legality of securities being registered

    23.1          Consent of Crowe, Chizek and Company LLP

    23.2 Consent of Barack Ferrazzano Kirschbaum Perlman & Nagelberg (included in opinion filed as Exhibit 5.1)

    24.1 Power of Attorney (included on the signature page of this registration statement)

    99.1 Shareholder Investment Services Agreement (included as Exhibit A to the Prospectus)

    99.2          Form of Shareholder Authorization Card

    99.3          Cover Letter to Prospectus

Item 17. Undertakings

     The undersigned Registrant hereby undertakes:

         (1) To file, during any period in which offers or sales are being made, a post-effective amendment to this Registration Statement to include any material information with respect to the plan of distribution not previously disclosed in the Registration Statement or any material change to such information in the Registration Statement.

         (2) That, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new Registration Statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

         (3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

         (4) That, for purposes of determining any liability under the Securities Act of 1933, each filing of the Registrant's Annual Report pursuant to Section 13(a) or Section 15(d) of the Securities Exchange Act that is incorporated by reference in the Registration Statement shall be deemed to be a new Registration Statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

                                  SIGNATURES

            Pursuant to the requirements of the Securities Act of 1933, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-3 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Warsaw, State of Indiana on April 10, 2000.

                               LAKELAND FINANCIAL CORPORATION


                               By:      /s/ Michael L. Kubacki
                                        --------------------------------------
                                        Michael L. Kubacki
                                        President and Chief Executive Officer


                               By:      /s/ Terry M. White
                                        --------------------------------------
                                        Terry M. White
                                        Executive Vice President and Principal
                                        Financial and Accounting Officer

                               POWER OF ATTORNEY

         Know all men by these presents, that each person whose signature appears below constitutes and appoints Michael L. Kubacki and Terry M. White, and each of them, his or her true and lawful attorney-in-fact and Administrator, each with full power of substitution and re-substitution, for him or her and in his or her name, place and stead, in any and all capacities to sign any or all amendments (including post-effective amendments) to this Registration Statement, and to file the same, with all exhibits thereto, and other documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorney-in-fact and Administrator, full power and authority to do and perform each and every act and thing requisite and necessary to be done in and about the premises, as fully to all intents and purposes as he or she might or could do in person, hereby ratifying and confirming all that said attorney-in-fact and Administrator, or any of them, or his substitute or substitutes, may lawfully do or cause to be done by virtue hereof.

         In accordance with the requirements of the Securities Act of 1933, this Registration Statement was signed by the following persons in the capacities indicated on April 10, 2000.

           Signature                                 Title
           ---------                                 -----

/s/ R. Douglas Grant                Chairman of the Board of Directors
----------------------------------
R. Douglas Grant

/s/ Michael L. Kubacki              President, Principal Executive Officer and
----------------------------------  Director
Michael L. Kubacki

/s/ Eddie Creighton                 Director
----------------------------------
Eddie Creighton

/s/ M. Scott Welch                  Director
----------------------------------
M. Scott Welch

/s/ George L. White                 Director
----------------------------------
George L. White

/s/ Anna K. Duffin                  Director
----------------------------------
Anna K. Duffin

/s/ L. Craig Fulmer                 Director
----------------------------------
L. Craig Fulmer

                                    Director
----------------------------------
Jerry L. Helvey

/s/ Allan J. Ludwig                 Director
----------------------------------
Allan J. Ludwig

                                    Director
----------------------------------
Charles E. Niemier

/s/ Richard L. Pletcher             Director
----------------------------------
Richard L. Pletcher

                                    Director
----------------------------------
Terry L. Tucker



                        LAKELAND FINANCIAL CORPORATION

                                 EXHIBIT INDEX
                                      TO
                        FORM S-3 REGISTRATION STATEMENT

                                                                               Incorporated
                                                                                Herein by                          Filed
   Exhibit No.                        Description                              Reference to                       Herewith
-------------------          -------------------------------          -----------------------------         --------------------
       4.1                   Amended and Restated Articles            Exhibit 4.1 to our Form S-8
                             of Incorporation of Lakeland             filed with the Commission
                             Financial Corporation                    on April 15, 1998

       4.2                   Bylaws of Lakeland Financial             Exhibit 3(ii) to our Form
                             Corporation                              10-Q for the quarter ended
                                                                      June 30, 1996

       5.1                   Opinion of Barack Ferrazzano                                                            X
                             Kirschbaum Perlman & Nagelberg

      23.1                   Consent of Crowe, Chizek and                                                            X
                             Company LLP

      23.2                   Consent of Barack Ferrazzano                                                   Included in
                             Kirschbaum Perlman & Nagelberg                                                 Exhibit 5.1

      24.1                   Power of Attorney                                                              Included on the
                                                                                                            Signature Page to
                                                                                                            this Registration
                                                                                                            Statement

      99.1                   Shareholder Investment                                                         Included as
                             Services Agreement                                                             Exhibit A to the
                                                                                                            Prospectus

      99.2                   Form of Shareholder                                                                     X
                             Authorization Card

      99.3                   Cover Letter to Prospectus                                                              X
